                                                                   INDIVIDUAL
                                                                   RETIREMENT
                                                                      ACCOUNT




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         From Our Family to Yours:  The Intelligent Creation of Wealth.


                          TAX DEFERRING TODAY'S INCOME
                              FOR TOMORROW'S NEEDS


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Authorized for distribution only if accompanied or preceded by a current prospectus of the Heritage Asset Management, Inc. sponsored mutual funds, which contains information concerning the applicable sales charge or fees and other important facts. Please read it before investing.

HERITAGE IRA
DISCLOSURE STATEMENT
------------------------------------------------------------

This Disclosure Statement describes the general requirements of an Individual Retirement Account ("IRA"), as well as the specific features of the Heritage Individual Retirement Custodial Account Agreement (the "Heritage IRA"). It is provided in accordance with Internal Revenue Service regulations.

I. REVOCATION

If you receive this Disclosure Statement and the accompanying IRA Custodial Account Agreement less than seven days before you establish your IRA, you are entitled to revoke your Heritage IRA at any time within seven days after it is established. You may do so by mailing or delivering a written notice of revocation to Heritage Asset Management, Inc., P.O. Box 33022, St. Petersburg, FL 33733. Any notice of revocation will be deemed mailed on the date of postmark (or if sent by certified or registered mail, the date of certification or registration) if it is deposited in the United States mail in a properly addressed envelope, or other appropriate wrapper, first class postage prepaid. Upon revocation, you will be entitled to a full refund of your entire IRA contribution without adjustment for administrative expenses, sales commissions (if any) or fluctuations in market value. If you have any questions about your right of revocation, please call 800-421-4184 during normal business hours.

II. ESTABLISHING YOUR HERITAGE IRA ACCOUNT

A. STATUTORY REQUIREMENTS

An IRA is a trust or custodial account established for the exclusive benefit of you or your beneficiaries. An IRA must be created by a written document which meets all of the following requirements:

BANK TRUSTEE OR CUSTODIAN. An IRA must be established with a qualified trustee or custodian which is a bank or other person approved by the Internal Revenue Service. You cannot be your own trustee or custodian. The custodian of your Heritage IRA is State Street Bank and Trust Company.

CASH CONTRIBUTIONS UP TO $2,000. All contributions to your IRA must be made in cash. The total amount of contributions for any taxable year, excluding any rollover contributions or SEP contributions as described in Article VI, may not exceed the lesser of $2,000 or 100% of your compensation for that year.

NONFORFEITABILITY. The balance of your IRA account is fully vested and nonforfeitable at all times.

PROHIBITIONS AGAINST LIFE INSURANCE AND COMMINGLING. No part of your IRA assets may be invested in life insurance contracts, nor may your IRA assets be commingled with other property except in a common trust fund or common investment fund.

DISTRIBUTION RULES. Your IRA must comply with certain minimum distribution requirements, which are described in detail in Article VII, both during your lifetime and after your death.

B. TAX CONSEQUENCES

The primary Federal income tax consequences of establishing an IRA are the following:

TAX-DEFERRED EARNINGS. Earnings on the contributions to your IRA will not be subject to tax until you actually start receiving distributions (or are deemed to receive distributions) from your IRA. However, your IRA may be subject to tax if you engage in transactions that generate unrelated business taxable income for your IRA.

CONTRIBUTIONS; TOTAL OR PARTIAL
DEDUCTIBILITY. You are permitted to make contributions each year to your IRA in an amount up to the lesser of $2,000 ($4,000 if you also establish a spousal
IRA), or 100% of your current year's compensation. Generally, your contribution is fully tax-deductible if you file as a single taxpayer and your adjusted gross income does not exceed $25,000 or if you file a joint income tax return and you and your spouse's combined adjusted gross income does not exceed $40,000. (There are special rules for married individuals who file separate tax returns.) Above those levels, the deduction phases out, that is, your contribution is partially deductible; the deduction is eliminated altogether if your adjusted gross income exceeds a second, higher level. These rules are explained in detail in Article III(B).

NONDEDUCTIBLE CONTRIBUTIONS. You are permitted to make "designated nondeductible contributions" to your IRA. See Article III(C) for more details.

TAXABLE DISTRIBUTIONS. Distributions from your IRA (other than certain returns of excess IRA contributions) that are not rolled over to another retirement plan are generally taxable as ordinary income in the year of receipt. However, distributions from an IRA that contains designated nondeductible contributions may be treated partly as a nontaxable return of the nondeductible IRA contributions and partly as a taxable distribution of IRA earnings and any deductible IRA contributions. See Article VII(A) for more details.

TAX-FREE ROLLOVERS. You may be eligible to make a rollover contribution to your IRA of cash you receive or are eligible to receive from another individual retirement plan or employer-maintained retirement plan. In addition, you may be eligible to roll over the taxable amount you withdraw from your IRA to another individual retirement plan or, in certain cases, to an employer-maintained retirement plan. See Article V for further details.

III. IRA CONTRIBUTIONS

A. AMOUNT AND TIMING OF CONTRIBUTIONS

MAXIMUM ANNUAL CONTRIBUTIONS. The total amount of contributions to your IRA for any taxable year (excluding any rollover contributions as described in Article V or SEP contributions as described in Article VI) may not exceed the lesser of $2,000 or 100% of your compensation for the taxable year. You cannot make any contributions (other than rollover contributions described in Article V or SEP contributions described in Article VI) to your IRA for the taxable year in which you attain age 70 1/2 or thereafter. Remember that all permissible contributions to your IRA are not necessarily tax-deductible. The rules for deductibility are described in Paragraph B below.

SPOUSAL IRA. You can also open an IRA for your spouse for any year, if you and your spouse file a joint income tax return for the year, your spouse is less than 70 1/2 years of age at the end of the year, and your spouse has (or elects to be treated as having) no compensation for the year. Your total contribution could then be increased to the lesser of $4,000 or 100% of your compensation for the year. The total permissible contribution may be allocated among your IRA and the IRA you open for your spouse so long as no more than $2,000 is allocated to a single IRA. (If you are 70 1/2 years of age or older at the end of a year but your spouse is less than 70 1/2, you may open an IRA for your spouse if the above conditions are satisfied; the maximum

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

permissible contribution to that IRA would then be the lesser of $2,000 or 100% of your compensation.) Distributions from a spousal IRA do not have to begin until the spouse for whom the account is maintained reaches age 70 1/2. With the exception of the contribution limitations, all rules that apply to an IRA generally apply to a spousal IRA.

DEFINITION OF COMPENSATION. For purposes of the IRA contribution limits, your compensation includes all taxable wages, salaries, fees, bonuses and other amounts you receive for providing personal services, and any earned income from self-employment (even if that earned income is not subject to self-employment tax because of your religious beliefs). It does not include earnings and profits from property such as dividends, interest or capital gains, or amounts received as a pension or annuity, or as deferred compensation. Your compensation includes any taxable alimony or separate maintenance payments you may receive under a decree of divorce or separate maintenance.

CONTRIBUTIONS IN CASH. All contributions to your IRA must be made in cash or by check or money order. Thus, you cannot make contributions of property to your IRA. If you wish to use shares of a previously established Heritage Fund account for your annual IRA contribution, you must first redeem the amount of shares you wish to invest, and then use the cash proceeds as your IRA contribution.

CONTRIBUTIONS UP TO THE DATE YOUR RETURN IS DUE (April 15). You may make contributions to your IRA for a taxable year at any time during the year, either periodically or in a lump sum, up to the due date for filing your Federal income tax return for the taxable year, but not including extensions. For taxpayers who file on a calendar-year basis, the latest date for any year is April 15 of the following year. If you do not inform the Custodian of the year for which an IRA contribution is made, the Custodian will assume the contribution is being made for the year in which it is received.

MAXIMUM CONTRIBUTIONS NOT REQUIRED. You do not have to contribute to your IRA every year, nor are you required to make the maximum contribution for any year. However, if you decide in any year not to make the maximum IRA contribution, you may not make up the missed contribution amount in later years. Under the Heritage IRA, there is a minimum initial contribution required when you establish your account, as described in Article X.

CUSTODIAL OR TRUSTEE FEES. The Internal Revenue Service has ruled that a custodian's or trustee's administrative fees, which are billed separately and paid by you in connection with your IRA, may be separately deductible as expenses. (The deduction for all such expenses is generally limited to the amount of such expenses that, when combined with certain other miscellaneous deductions, exceeds 2% of an individual's adjusted gross income; this deduction is also subject to reduction in the case of a high-income individual whose adjusted gross income exceeds $100,000, or $50,000 in the case of a separate return by a married individual). Thus, the separate payment of your IRA custodial or trustee's fees should not serve to limit the maximum amount of contributions you are otherwise eligible to make to your IRA. Under the Heritage IRA, you are provided the opportunity to pay your annual custodial fee separately, as explained in Article X.

B. DEDUCTIBLE IRA CONTRIBUTIONS

The deductibility of your IRA contributions is determined by the rules explained below.

a. INDIVIDUALS WHO ARE NOT "ACTIVE PARTICIPANTS" IN OTHER RETIREMENT ARRANGEMENTS. If neither you nor your spouse are an active participant in an employer-maintained retirement arrangement, the full amount of your permissible contribution to an IRA will be tax deductible. Your marital status for this purpose is determined as of the end of the year, except that in the taxable year of the death of a spouse, active participation is determined as if the spouse were alive at year-end.

b. ACTIVE PARTICIPANT DEFINED. Generally, an individual is an active participant in an employer-maintained retirement arrangement if he or she is not excluded from eligibility under a defined benefit arrangement, such as a pension plan, or if contributions -- whether made by the employer or the employee -- or forfeitures are allocated to the individual's account under a defined contribution plan such as a profit sharing or 401(k) plan. You are not considered an active participant if you have not satisfied the plan's minimum age or service conditions required for participation. The determination whether you are an active participant is made without regard to whether your rights under the plan are nonforfeitable (that is, vested). Employer-maintained retirement arrangements include, for this purpose, tax qualified pension or profit sharing plans, annuity plans of various kinds, certain deferred compensation arrangements maintained by state and local governments or tax exempt organizations, simplified employee pension plans, and certain arrangements to which only employees contribute. Coverage under the social security or railroad retirement systems does not itself count as coverage by an employer-maintained arrangement, and you are not considered an active participant in a previous employer's plan merely because you are receiving retirement benefits from that plan. The Form W-2 that you receive should have a check in the "Pension Plan" check box if you are an active participant in a retirement arrangement of the employer involved. You should be certain to contact your employer if you are not sure whether you are covered by a retirement plan at work, or you are otherwise unsure of your status as an active participant, because the rules as to "active participation" can be complicated in particular situations.

c. INDIVIDUALS WHO ARE "ACTIVE PARTICIPANTS" IN OTHER RETIREMENT ARRANGEMENTS. If you are an active participant in a retirement arrangement, or your spouse is an active participant and you file a joint income tax return, or even if you file a separate return but lived with your spouse at any time during the taxable year, the degree to which your contribution to an IRA will be tax deductible depends on your income tax filing status and the level of your adjusted gross income (your "AGI") or the AGI of you and your spouse in the case of a joint return.

  i. Adjusted Gross Income ("AGI") Thresholds. Your contribution remains fully deductible if your AGI falls below the dollar threshold for your filing status. Above that threshold, your deduction phases out, that is, your contribution is partially deductible; the deduction is eliminated altogether if your AGI exceeds a second, higher level. The following chart illustrates the effect of the AGI thresholds on an IRA deduction, for each income tax filing status.

 ii. Computation of AGI. In computing your AGI to determine the limit of your IRA deduction, you can consult your tax return. Adjusted gross income for this purpose is generally the amount shown on Form 1040 as Total Income reduced by the sum of the amounts listed as adjustments to income (other than you or your spouse's IRA deduction) on Form 1040. You will note that your adjusted gross income is not reduced, for this purpose, by any deductible IRA contributions you make for the taxable year.

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
--------------------------------------------------------------------------------------------------------------------------------

   STATUS                                FULL DEDUCTION                  PHASEOUT LEVELS                  NO DEDUCTION
   If you (or your spouse if             Your contribution               Your deduction                   Your contribution
   you file a joint return or if         is fully deductible             is reduced if                    is not deductible
   you file a separate return and        if your AGI is                  your AGI is                      if your AGI is:
   you and your spouse lived             within the full                 within the
   together at any time during           deduction range                 phaseout range
   the year) are an active partici-      of:                             of:
   pant and you file as:

   Single, or                            $25,000                         $25,001 -                        $35,000 or
   Head of                                                               $34,999                          more
   household

   Married -- joint                      $40,000                         $40,001 -                        $50,000 or
   return, or                                                            $49,999                          more
   Qualifying
   widow(er)

   Married --                            None                            $0 -                             $10,000 or
   separate                                                              $9,999                           more
   return
--------------------------------------------------------------------------------------------------------------------------------

iii. Phaseout of Deduction. If you are an active participant whose AGI is no more than $10,000 above the dollar threshold for your filing status, you are entitled to a partial tax deduction for the amount of your contribution to an IRA. The deduction phases out (that is, becomes smaller) as your AGI approaches the $10,000 limit. The following worksheet can be used to figure the maximum permissible deduction for an individual who is an active participant and whose AGI is in the $10,000 phaseout range.

                           MAXIMUM PARTIAL DEDUCTION
(Use this worksheet only if you are within the AGI phaseout range)

IF YOU FILE AS:                  ENTER ON LINE 1:

Single, or Head of
household                        $35,000

Married -- joint return
or Qualifying widow(er)          $50,000

Married -- separate
return                           $10,000
1)   Amount from above                           $
                                                  ----------
2)   Adjusted gross income
                                                  ----------
3)   Subtract line 2 from line 1                 $
                                                  ----------
4)   Maximum partial deduction. Multiply
     Line 3 by 20% (.20). If the result
     is not a multiple of $10, round it
     to the next highest multiple of $10
     (for example, $611.40 rounded to
     $620). However, if the result is
     less than $200, but more than zero,
     enter $200.                                 $
                                                  ----------

This is the maximum partial deduction you can claim. You will note that you are permitted a minimum deduction of $200, so long as your AGI is within the phaseout range.

Please Note: More detailed worksheets for computing your IRA deduction appear in your Form 1040 instruction book.

If you file a joint income tax return, the maximum partial deduction applies independently to you and to your spouse. Remember, however, that your deduction cannot exceed 100% of your taxable compensation for the year, your spouse cannot make use of any part of your maximum permissible deduction that you cannot or do not use, and you cannot make use of any part of your spouse's maximum permissible deduction that your spouse cannot or does not use.

SPOUSAL IRA. If you are an active participant and open a spousal IRA, the maximum deduction that you may claim is also reduced pursuant to the rules outlined above if your AGI is in the phaseout range and is eliminated if your AGI exceeds the phaseout range. In order to compute the maximum permissible deduction for a spousal IRA, you should first compute your maximum permissible deduction, using the worksheet that appears above; you should then compute your maximum permissible deduction for the combination of your IRA and the spousal IRA, by using the same worksheet, but multiplying the number on line 3 by 40% rather than 20%. The result of the second computation is the maximum amount that may be deducted for contributions to the two IRAs; the result of the first computation is the maximum deduction that may be claimed for contribution to a single one of the two IRAs.

The following chart summarizes the various rules as to the deductibility of an IRA contribution.


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

                         CAN YOU TAKE AN IRA DEDUCTION?
THIS CHART SUMS UP WHETHER YOU CAN TAKE A FULL DEDUCTION, A PARTIAL DEDUCTION OR
                       NO DEDUCTION AS DISCUSSED EARLIER.
--------------------------------------------------------------------------------


                                                                                      IF YOU ARE NOT
  IF                                                                                  COVERED BY A
  YOUR                 IF YOU ARE COVERED BY A RETIREMENT PLAN AT WORK                RETIREMENT PLAN
  AGI IS               AND YOUR FILING STATUS IS:                                     AT WORK AND YOUR
                                                                                      FILING STATUS IS:
                       ----------------------------------------------------------------------------------
                       * Single, or       * Married Filing       * Married Filing     * Married Filing
                                            Jointly (even          Separately (even     Jointly (and
                       * Head of            if your spouse         if your spouse is    your spouse is
                         Household          is covered by          covered by a         covered by a
                                            a plan at work)        plan at work)        plan at work)

              BUT                         * Qualifying
  AT          LESS                          Widow(er)
  LEAST       THAN

                          YOU CAN TAKE         YOU CAN TAKE         YOU CAN TAKE         YOU CAN TAKE
---------------------------------------------------------------------------------------------------------
 $-0-         $10,000  Full deduction       Full deduction       Partial deduction    Full deduction

 $10,001      $25,000  Full deduction       Full deduction       No deduction         Full deduction

 $25,001      $35,000  Partial deduction    Full deduction       No deduction         Full deduction

 $35,001      $40,000  No deduction         Full deduction       No deduction         Full deduction

 $40,001      $50,000  No deduction         Partial deduction    No deduction         Partial deduction

 $50,001 or over       No deduction         No deduction         No deduction         No deduction


  IF
  YOUR
  AGI IS                      IF YOU ARE NOT COVERED BY A RETIREMENT PLAN
                                   AT WORK AND YOUR FILING STATUS IS:
                        ---------------------------------------------------------------

                        * Married Filing     * Single, or         * Married Filing
                          Separately                                Jointly or
                          (even if your      * Head of              Separately (and
                          spouse is            Household, or        your spouse is
                          covered by a                              not covered by a
                          plan at work)      * Married Filing       plan at work)
                                               Separately (and
                                               you have lived     * Qualifying
              BUT                              apart from your      Widow(er)
  AT          LESS                             spouse the
  LEAST       THAN                             entire year)

                           YOU CAN TAKE         YOU CAN TAKE         YOU CAN TAKE
----------------------------------------------------------------------------------------------------------------------------------

 $-0-         $10,000     Partial deduction

 $10,001      $25,000     No deduction
                                                    Full                   Full
 $25,001      $35,000     No deduction           Deduction              Deduction

 $35,001      $40,000     No deduction

 $40,001      $50,000     No deduction

 $50,001 or over          No deduction

------------------------------------------------------------------------------------------------------------------



Maximum Deduction: You can deduct IRA contributions up to the amount of the deduction (full or partial) you can take, or 100% of your taxable compensation, whichever is less.

$200 floor: The partial deduction has a $200 floor. For example, if your deduction would have been reduced to less than $200, (but not zero), you can deduct IRA contributions up to $200 or 100% of your taxable compensation, whichever is less. If the deduction is completely phased out (reduced to zero), no deduction is allowed.

C. NONDEDUCTIBLE IRA CONTRIBUTIONS.

As indicated above, the maximum contribution that you are permitted to make to an Accumulation IRA each year may well exceed the amount of the contribution that is tax-deductible. You may make a nondeductible contribution in the amount of the difference between the maximum permissible contribution amount and the amount, if any, of the contribution that is tax-deductible. Thus, your maximum permissible nondeductible contribution is the lesser of $2,000 ($4,000 in the case of a spousal IRA) or 100% of your taxable compensation, minus the amount of your IRA contribution that you can claim as a tax deduction. You may make nondeductible contributions in lieu of deductible contributions (up to the maximum permissible amount); you might wish to do so, for example, if you had no taxable income for the year after taking into account your other deductions.

TAX ADVANTAGE OF NONDEDUCTIBLE IRA CONTRIBUTIONS. The primary tax advantage of nondeductible IRA contributions is that all earnings attributable to those contributions will be free of income tax until distribution. Unlike deductible contributions, your nondeductible contributions themselves are not taxed when they are distributed to you. (Nondeductible contributions create a "cost basis" in your IRA). If you have made both deductible and nondeductible contributions to an IRA, part of each distribution is treated as a nontaxable return of capital to the extent it represents your actual nondeductible IRA contributions; the remainder of each distribution (attributable to deductible contributions and earnings on deductible and nondeductible contributions) is included in taxable income. You should retain careful and complete records of the amount of your nondeductible contributions, since you will be responsible for calculating the extent to which any distributions from your IRA are nontaxable because they represent a return of nondeductible contributions; neither the custodian of your IRA nor the Heritage Family of Funds will possess the information to tell you what portion of your contributions was nondeductible.

You must designate on your income tax return the amount of your IRA contribution that constitutes a nondeductible contribution for the year. You should exercise care in doing so, because an overstatement of the amount of your nondeductible IRA contributions may subject you to a $100 penalty unless you can show that the overstatement was due to reasonable cause. (You need not inform the Heritage Family of Funds or State Street Bank and Trust Company whether your contributions are deductible or nondeductible.) In addition, you will be required each year to include with your tax return a completed Internal Revenue Service Form 8606 to indicate the amount of designated nondeductible contributions you have made for all preceding taxable years, the aggregate distributions you have received from your IRA(s) and the value of all your IRAs. A penalty of $50 is imposed if you do not do so.

D. EXCESS CONTRIBUTIONS

Generally, an excess contribution is the amount of any contributions to your IRA (other than a proper rollover contribution as described in Article V) for a taxable year which exceeds your IRA contribution limit for the taxable year. An excise tax equal to 6% of the amount of any excess contribution will be assessed for the year for which the excess contribution is made and for each subsequent year until the excess amount is eliminated.

RETURN OF EXCESS CONTRIBUTION BY DATE YOUR RETURN IS DUE. If you make a contribution to your IRA for a taxable year which exceeds your IRA contribution limit, whether deductible or nondeductible, you may be permitted to designate the contribution as a nondeductible IRA contribution by the due date for filing your Federal income tax return, not including extensions. As an alternative, you may withdraw the contribution from your IRA and the earnings thereon at any time prior to the due date for filing your Federal income tax return, including extensions, for the taxable year for which the contribution was made. If this is done, the return of the contribution will not be includible in your gross income as an IRA distribution, and the contribution will not be subject to the 6% excise tax on excess contributions (assuming the contribution is not deducted on your return). However, the earnings on the contribution will be taxable income in the year for which the contribution was made, and may possibly be subject to the 10% tax on early distributions if you are under age 59 1/2 (see Article VII(A) below).

RETURN OF EXCESS CONTRIBUTION AFTER DATE YOUR RETURN IS DUE. If you make an excess contribution to your IRA which exceeds your IRA contribution limit, and you withdraw the excess contribution after the due date for filing your Federal income tax return (including extensions), the returned excess contribution will not be includible in your gross income as an IRA distribution (subject to possible premature distribution penalties) if: (1) your total IRA contributions for the year were not more than $4,000 and (2) you did not deduct the excess contribution on your return (or if the deduction you claimed was disallowed by the Internal Revenue Service). However, you must pay the 6% excise tax on the excess contribution for each taxable year that it is still in your IRA at the end of the following year. Under this procedure, you are not required to withdraw any earnings attributable to the excess contribution.

APPLYING EXCESS CONTRIBUTION TO SUBSEQUENT YEAR. You may also eliminate an excess contribution from your IRA in a subsequent year by not contributing the maximum amount for that year and applying the excess contribution to the subsequent year's contribution. You may be entitled to a deduction for the amount of the excess contribution that is applied in the subsequent year, provided you did not previously deduct the excess contribution (or if the deduction you claimed was disallowed by the Internal Revenue Service). However, if you incorrectly deducted an excess contribution in a closed taxable year (i.e., one for which the period to assess a deficiency has expired), the amount of the excess contribution cannot be deducted again in the subsequent year in which it is applied.

IV. TRANSFERS

A. TRANSFER FROM EXISTING IRA TO HERITAGE IRA.

To give you greater investment flexibility, you are permitted to transfer IRA assets directly from one trustee or custodian to another on a tax-free basis. Thus, if you already have an IRA with another trustee or custodian, you may authorize a direct transfer of your IRA assets to a Heritage IRA without paying taxes, subject to the rules and restrictions of your existing account. Of course, such a transfer of assets to the Heritage IRA is not tax-deductible. If you wish to authorize the Custodian to arrange a direct transfer of assets from the trustee or custodian of your existing IRA to a Heritage IRA, please complete Heritage's IRA Asset Transfer Authorization Form in addition to the IRA Agreement.

B. TRANSFER FROM HERITAGE IRA.

If you so direct in writing, the Custodian will transfer all or any portion of the assets held in your Heritage IRA directly to the trustee or custodian of another IRA established on your behalf, provided the trustee or custodian certifies in writing that it will accept the direct transfer of assets and will deposit the transferred assets in an IRA established on your behalf.

C. TRANSFER INCIDENT TO DIVORCE.

All or any portion of your IRA assets may be transferred tax-free to your spouse or former spouse pursuant to a divorce or separation instrument, in which case the transferred assets will be held as a separate IRA for the benefit of your spouse or former spouse.

V. ROLLOVER CONTRIBUTIONS

A. TAX-FREE ROLLOVERS IN GENERAL.

A rollover contribution is a contribution to your IRA of cash or other assets you receive or are eligible to receive as a distribution from another individual retirement arrangement or employer retirement plan. A rollover transaction is tax-free, in that the amounts properly rolled over to your IRA will not be currently taxable in the year of receipt. Of course, a rollover contribution to your IRA is not tax-deductible.

NOTE: The rules applicable to eligible rollover distributions from an employer retirement plan are different from those applicable to distributions from another IRA. As described in Section C below, an eligible rollover distribution that is paid to you, rather than paid directly to your IRA, will be subject to 20% income tax withholding.

B. ROLLOVER FROM EXISTING IRA TO HERITAGE IRA.

If you receive a distribution of assets from an existing IRA, you may make a tax-free rollover contribution, in cash, of all or part of the assets you receive, to a Heritage IRA. The rollover must be completed within 60 days after you receive the distribution from your existing IRA. You may only make such a tax-free rollover once every 12 months (beginning on the date you receive the IRA distribution that is rolled over, not on the date you make the rollover contribution). You may not roll over any minimum distribution amounts you are required to receive from your IRA upon attaining age 70 1/2 (see Article VII below).

NOTE: A tax-free transfer of funds from one trustee or custodian to another, as described in Article IV, Section A or B above, is not a rollover and is not affected by the 12-month waiting period applicable to IRA rollovers.

C. ROLLOVER FROM EMPLOYER RETIREMENT PLAN TO HERITAGE IRA.

Most any distribution from your employer's qualified retirement plan (such as a pension, profit-sharing or stock bonus plan) or section 403(b) annuity or custodial account program may be rolled over to an IRA without regard to whether it is a total or a partial distribution, except for certain distributions which are not eligible rollover distributions. The distributions which are not eligible for rollover treatment include, in general, the following: one of a series of substantially equal periodic payments made at least annually for your life or joint lives (or life expectancy/expectancies) of you and your beneficiary, or for a specified period of ten years or more; minimum required distributions; distributions which are not includible in your gross income; returns of elective deferrals or other corrective distributions; certain loans; and certain payments to non-spouse beneficiaries and alternate payees.

DIRECT ROLLOVER OF ELIGIBLE DISTRIBUTION. If you are entitled to receive a distribution from your employer's qualified retirement plan or section 403(b) program, you may wish to have your eligible rollover distribution paid directly to a Heritage IRA in order to avoid mandatory 20% income tax withholding on the distribution. If you have a direct rollover of your eligible distribution, no income tax will be withheld and your distribution will not be taxed until it is distributed or withdrawn from your IRA.

RECEIPT OF ELIGIBLE ROLLOVER DISTRIBUTION. If your eligible rollover distribution is paid to you, rather than directly to your IRA, the distribution will be subject to mandatory 20% income tax withholding (which will be sent to the Internal Revenue Service and credited against your Federal income tax liability). Accordingly, you will receive only 80% of the payment, all or a portion of which may be rolled over into a Heritage IRA within 60 days after you receive the payment. The amount which is properly rolled over will not be taxed until it is distributed or withdrawn from your IRA. In order to avoid being taxed on the amount that is withheld, you will need to find other money to replace the 20% that was withheld and contribute it to your IRA within the 60-day period. If you receive a payment before you reach age 59 1/2 and you do not roll it over, then, in addition to the regular income tax, you may have to pay an additional tax equal to 10% of the taxable portion of the payment, as described further in Article VII, Section A below.

An eligible rollover distribution that is not rolled over may be eligible for special tax treatment. If your eligible rollover distribution is not rolled over and it qualifies as a "lump sum distribution," it may be eligible for special tax treatment. A lump sum distribution generally is a payment, within one year, of your entire balance under your employer's qualified retirement plan or section 403(b) program that is payable to you because you have reached age
59 1/2 or have separated from service with your employer (or, in the case of a self-employed individual, because you have reached age 59 1/2 or have become disabled). For a payment to qualify as a lump sum distribution, you must have been a participant in the plan for at least 5 years. If you receive a lump sum distribution after you are age 59 1/2, you may be able to make a one-time election to figure the tax on the payment by using 5-year averaging. If you receive a lump sum distribution and you were born before January 1, 1936, you may make a one-time election to figure the tax on the payment by using 10-year averaging (using 1986 tax rates) instead of 5-year averaging (using current tax rates). In addition, if you receive a lump sum distribution and you were born before January 1, 1936, you may elect to have the part of your payment that is attributable to your pre-1974 participation in your employer's qualified retirement plan or section 403(b) program (if any) taxed as long-term capital gain at a rate of 20%.

You can generally elect this special tax treatment for lump sum distributions only once in your lifetime, and the election applies to all lump sum distributions that you receive in that same year. If you have previously rolled over a payment from your employer's qualified retirement plan or section 403(b) program (or certain other similar plans of the employer), you cannot use this special tax treatment for later payments from your employer's qualified retirement plan or section 403(b) program. If you roll over your payment to an IRA, you will not be able to use this special tax treatment for later payments from the IRA. Also, if you roll over only a portion of your payment to an IRA, this special tax treatment is not available for the rest of the payment.

DISTRIBUTIONS OF PROPERTY. If you receive an eligible rollover distribution from an employer retirement plan that consists of property other than cash, you may sell the property received and roll over the cash proceeds to your IRA within 60 days of the date of your receipt of the distribution, in which case no gain or loss will be recognized on the sale if the entire proceeds are rolled over.

ROLLOVER BY SURVIVING SPOUSE. A surviving spouse of a deceased employee may choose to have an eligible rollover distribution paid directly to an IRA or paid to the surviving spouse, in which latter case the distribution may then be rolled over into an IRA within 60 days after received.

ROLLOVER PURSUANT TO DIVORCE OR SIMILAR PROCEEDINGS. If you are entitled to receive an eligible rollover distribution from an employer's qualified retirement plan pursuant to a "qualified domestic relations order" (within the meaning of section 414(p) of the Internal Revenue Code) resulting from divorce or similar proceedings, you may choose to have the distribution paid directly to your IRA or paid to you, in which latter case the distribution may then be rolled over into an IRA within 60 days after received.

IMPORTANT: Because of the strict limitations and complex rules that apply to IRA rollovers to or from employer retirement plans, you should seek competent tax advice in this area.

D. ROLLOVERS FROM A HERITAGE IRA.

The rules for rollover of assets withdrawn from your Heritage IRA to a different IRA are the same as the rules for rollover of assets from an existing IRA to a Heritage IRA, described above. Also, a withdrawal of the full amount of a Heritage IRA that was maintained solely to hold and invest the proceeds of a prior rollover of a total distribution from an employer maintained retirement plan may be eligible for rollover to a second employer retirement plan by which you subsequently become covered.

VI. SIMPLIFIED EMPLOYEE PENSION

A Simplified Employee Pension or "SEP" is a special IRA plan which permits employers to make deductible contributions to the separate IRAs established for their employees. If your employer has adopted a SEP, your employer may make deductible SEP contributions directly to your Heritage IRA each year in an amount up to the lesser of $30,000 or 15% of your current-year compensation. (The $30,000 figure may be reduced for certain highly compensated employees in certain circumstances.)

EXCLUSION FROM GROSS INCOME. The amount of SEP contributions made by your employer to your IRA will be excludible from your gross income provided they do not exceed the $30,000/15% of compensation limit. (Previously, SEP contributions were includible in gross income but employees were permitted to deduct these contributions on their Federal income tax return.) In addition, you may make your own annual contributions to your IRA each year up to the lesser of $2,000 or 100% of current-year compensation. Thus, if you are covered by a SEP, it is possible to have total contributions of up to $32,000 made to your IRA for any taxable year (or $34,000 if a Spousal IRA is also established). Of course, your own contributions may not be tax deductible, or may be only partially deductible.

DETERMINATION OF COMPENSATION. The 15% of compensation limit that applies to SEP contributions includes only the amount of your current-year compensation from the employer making the SEP contribution, (but not the amount of the SEP contribution). In the case of a self-employed individual, the term "compensation" includes the individual's earned income from self-employment, reduced by the amount of deductible retirement plan contributions.

CONTRIBUTIONS AFTER AGE 70 1/2.

SEP contributions may be made to your IRA by your employer even after you have attained age 70 1/2.

VII. DISTRIBUTIONS

A. TAX TREATMENT

In general, distributions from your IRA are includible in your gross income in the year of receipt and are taxed as ordinary income. However, as indicated above, no tax is imposed on a distribution that is properly rolled over to another IRA (or in some cases to an employer retirement plan), no tax is imposed on the part of any distribution that represents nondeductible IRA contributions made by you, and no tax is imposed on certain returns of excess IRA contributions.

NONTAXABLE AMOUNT OF DISTRIBUTION FROM IRA THAT CONTAINS NONDEDUCTIBLE IRA CONTRIBUTIONS. The nontaxable portion of a distribution from an IRA that contains nondeductible contributions is the percentage of the distribution that is the same as the percentage of the total value of your IRAs (including rollover IRAs and SEPs) represented by your aggregate nondeductible contributions. For this purpose all distributions in a given year are treated as one distribution.

1)   Amount distributed from
     IRAs during the year.                      $
                                                 ------
2)   Total nondeductible
     contributions for all years to
     IRAs minus any tax-free
     withdrawals in prior years.      $
                                       ------
3)   Fair market value of all IRAs
     at end of year plus amount on
     line 1.                          $
                                       ------
4)   Divide line 2 by line 3. (Enter
     decimal figure.)
                                       ------
5)   Multiply line 1 by line 4. This
     is the amount that may be
     excluded from gross income.                $
                                                 ------
6)   Subtract line 5 from line 1.
     This is the amount that must be
     included in gross income.                  $
                                                 ------

EXAMPLE: An individual withdraws a total of $3,000 from several IRAs during a year. At the end of the year, the aggregate balance of his IRA is $21,000 and the aggregate amount of his designated nondeductible contributions not previously withdrawn is $4,000. $500 of the withdrawal is non-taxable.

1)   Amounts distributed from IRAs during
     the year.                                          $  3,000
2)   Total nondeductible contributions for
     all years to IRAs minus any tax-free
     withdrawals in prior year.              $  4,000
3)   Fair market value of all IRAs at end
     of year plus amount on line 1 ($21,000
     + $3,000).                              $ 24,000
4)   Divide line 2 by line 3. (Enter
     decimal figure.)                            .167
5)   Multiply line 1 by line 4. This is the
     amount that may be excluded from gross
     income.                                            $    500
6)   Subtract line 5 from line 1. This is
     the amount that must be included in
     gross income.                                      $  2,500

10% ADDITIONAL TAX ON EARLY DISTRIBUTIONS. Your IRA is intended to provide you with retirement income. For this reason, the law imposes a special additional tax on a distribution from your IRA before you reach age 59 1/2 for any reason other than those indicated below. This special tax is equal to 10% of the amount of the distribution that is includible in your gross income, and must be paid in addition to the ordinary income tax on the distribution. The additional tax is not imposed on distributions paid because you separate from service with your employer during or after the year you reach age 55, paid because you retire due to disability or when used to pay certain medical expenses. The additional tax will also not apply to any distribution that is part of a series of substantially equal periodic payments made (not less frequently than annually) for your life or life expectancy, or for the joint lives or life expectancies of you and your beneficiary (see Section B below). The additional tax may apply if you are deemed to receive a distribution from your IRA before age 59 1/2 as a result of borrowing from your IRA or pledging your IRA as security for a loan, as described in Article IX.

15% EXCISE TAX ON EXCESS DISTRIBUTIONS FROM ALL RETIREMENT PLANS. If you receive aggregate distributions from your IRA and from any qualified retirement plans and tax-sheltered annuities in excess of the current maximum for the calendar year, you may be subject to a 15% excise tax on the excess distributions (although certain exceptions and transitional rules may apply). You should consult with your tax advisor if it is likely you will be receiving aggregate distributions from your IRA and your other retirement plans in excess of the allowable amount, the base amount upon which the indexed figure is determined, for any calendar year.

B. METHOD OF DISTRIBUTION

Under the Heritage IRA, you may elect to have all or a portion of your account distributed in one or a combination of the following ways:
   (1) a lump-sum payment, or
   (2) monthly, quarterly or annual installment payments over a period not extending beyond your life expectancy or the joint and last survivor life expectancy of you and your designated beneficiary.
The method of distribution you select must comply with the minimum distribution requirements described in Section C below. You may change your selected method of distribution at any time by notifying the Custodian in writing.

DISTRIBUTIONS IN CASH OR IN KIND. Distributions from the Heritage IRA will be made in cash.

C. MINIMUM DISTRIBUTION REQUIREMENTS

COMMENCEMENT OF DISTRIBUTION. You must start receiving distributions from your IRA no later than April 1 following the calendar year in which you attain age
70 1/2. You may receive your distribution either in a lump sum or in a series of equal or substantially equal payments for a specified period that may not be longer than your life expectancy or the life expectancy of you and your designated beneficiary. Even if distributions begin to be made on a periodic basis, you may at any time elect to receive the balance in your account as a lump sum. If you do not elect a method of distribution by April 1 of the year following the year you reach age 70 1/2, distribution will be made to you in a single lump sum payment. In subsequent years, the annual distribution must be made from your account by December 31 of that year.

MINIMUM AMOUNT REQUIRED TO BE DISTRIBUTED. The minimum amount required to be distributed to you each year, beginning no later than the date your distribution is required to commence, is determined by dividing the entire value of your account as of the beginning of the year by your life expectancy, or the joint and last survivor life expectancy of you and your designated beneficiary. However, if there is a significant difference between your life expectancy and the life expectancy of your beneficiary the minimum amount required to be distributed to you each year may have to be increased, under Internal Revenue Service regulations, to ensure that you, rather than your beneficiary, receive a significant portion of your total benefit.

RECALCULATION OF LIFE EXPECTANCY. Your life expectancy, or the joint and last survivor expectancy of you and your designated beneficiary, will be determined according to Internal Revenue Service regulations. Your life expectancy and the life expectancy of your spouse (if your spouse is your designated beneficiary) will be recalculated annually unless you elect not to have those life expectancies recalculated. You may not recalculate the life expectancy of any beneficiary other than your spouse.

PENALTY TAX ON INSUFFICIENT DISTRIBUTIONS. An excise tax will be imposed if the amount actually distributed to you each year beginning after you attain age
70 1/2 is less than the minimum amount required to be distributed. The tax is 50% of the difference between the amount actually distributed and the minimum amount required to be distributed. This penalty tax may be waived in certain cases provided you can establish to the satisfaction of the Internal Revenue Service that the deficit in the amount distributed was due to reasonable error and you are taking steps to remedy the problem.

D. DISTRIBUTION UPON DEATH

If you die prior to the complete distribution of your account, the remaining balance in your Heritage IRA will be distributed to your designated beneficiary in a lump-sum payment or a series of payments, subject to the requirements stated below. In general, distributions your beneficiary receives from your IRA that are includible in gross income will be taxed as ordinary income (with the exception that, if your designated beneficiary is your surviving spouse, your spouse may make a tax-free rollover, within 60 days of receipt, to another individual retirement arrangement).

IF DISTRIBUTION HAD ALREADY COMMENCED. If distribution of your account had already commenced prior to your death, the balance of your Heritage IRA must be distributed to your designated beneficiary at least as rapidly as under the method of distribution in effect prior to your death.

IF DISTRIBUTION HAD NOT COMMENCED. If distribution of your account had not commenced prior to your death, the general rule is that the balance of your Heritage IRA must be distributed to your designated beneficiary within five years after your death. However, the balance of your account may be distributed in substantially equal monthly, quarterly, or annual installment payments over your beneficiary's life expectancy if distribution commences (i) within one year after the date of your death or (ii) if your beneficiary is your surviving spouse, within the later of one year after the date of your death and the date you would have attained age 70 1/2. Your beneficiary must elect the form in which he or she will receive the distribution from your IRA by December 31 of the year following the year of your death. If no election is made, distribution will be made within five years of your death to any beneficiary other than your spouse, and distribution will be made over the life or life expectancy of your beneficiary if your beneficiary is your spouse.

DESIGNATION OF BENEFICIARY. Under the Heritage IRA, you may designate one or more persons (who may be designated contingently or successively) as your beneficiary. You will initially designate your beneficiary by completing the Application and Agreement for the Heritage IRA. You may subsequently change or revoke your beneficiary designation at any time by notifying the Custodian or Heritage Asset Management, Inc. in writing. If you fail to designate a beneficiary or if your designated beneficiary (or each of your designated beneficiaries) predeceases you, your beneficiary will be your estate.

E. FEDERAL ESTATE AND GIFT TAXATION

GIFT TAX CONSEQUENCES. Your designation of a beneficiary (or beneficiaries) to receive distributions from your IRA upon your death will not be considered a transfer of property for Federal gift tax purposes.

ESTATE TAX CONSEQUENCES. Generally amounts remaining in your IRA after your death will be includible in your gross estate for Federal estate tax purposes. In many cases, the impact of the inclusion of your IRA will be offset by the unlimited Federal estate tax marital deduction that applies where your spouse is your designated beneficiary. In other cases, the impact may be offset by the increased unified credit against Federal estate and gift taxes.

F. FEDERAL INCOME TAX WITHHOLDING

The Internal Revenue Code requires the withholding of Federal income tax on payments from an IRA unless the recipient affirmatively elects not to have withholding apply. The amount of Federal income tax required to be withheld on any payment under the Heritage IRA will generally equal 10% of the amount redeemed from the account. Upon a request for a distribution under the Heritage IRA, the Custodian will notify the recipient of his or her right to elect not to have withholding apply (or to revoke any prior election), and will supply the recipient with an appropriate election form.

VIII. INCOME TAX RETURNS; ETC.

If you are eligible to make deductible contributions to your IRA, you may claim your deduction for IRA contributions on your Federal income tax return (Form 1040 or Form 1040A) even if you do not itemize deductions. In May of each year, the Custodian will send you a Form 5498 (Individual Retirement Arrangement Information) showing your preceding-year IRA contributions. If you make designated nondeductible contributions to your IRA for the taxable year, or if you receive any distributions from your IRA during the year and you have at any time made nondeductible contributions to any of your IRAs, you will be required to complete Form 8606 as part of your Federal income tax return for that year.

PENALTY TAXES. If one or more of the following situations occur, you will be required to file Form 5329 (Return for Individual Retirement Account Taxes) with the Internal Revenue Service:

  (1) payment of a 6% excise tax because of an excess contribution;
  (2) payment of a 10% additional tax because of an early distribution before age 59 1/2; or
  (3) payment of a 50% excise tax because of an insufficient distribution from your IRA after age 70 1/2.

If Form 5329 must be filed, it should be attached to your Federal income tax return, or should be filed separately if you are not required to file a Federal income tax return.

DISTRIBUTIONS. When you receive taxable distributions from your Heritage IRA, the Custodian will send you form 1099-R showing your total distributions. Distributions from your IRA to you or your beneficiary are subject to Federal income tax withholding unless the distributee elects otherwise. Further information about your IRA can be obtained from any district office of the Internal Revenue Service.

IX. PROHIBITED TRANSACTIONS

Generally, a prohibited transaction is any improper use of your IRA. Examples of prohibited transactions include borrowing money from your account or selling property to the account.

EFFECT ON IRA. Generally, if you engage in a prohibited transaction, your IRA will lose its tax-exempt status and you will be required to include the entire value of the account in your gross income. If your account is disqualified before you reach 59 1/2, you may also be required to pay the 10% additional tax on early distributions referred to in Article VII.

PLEDGING YOUR IRA AS SECURITY. Pledging your IRA as security for a loan will cause the portion pledged to be treated as a distribution to you, includible in gross income and subject to the 10% additional tax on early distributions if you are under age 59 1/2.

INVESTMENT IN COLLECTIBLES. If your IRA is invested in collectibles, the amount invested will be considered a distribution to you in the year of investment. For this reason, the Heritage IRA specifically precludes investments in collectibles which include art works, rugs, antiques, metals, gems, stamps, coins (but not gold or silver coins issued by the United States or by an individual state thereof), alcoholic beverages and certain other tangible personal property.

X. OTHER INFORMATION

A. THE CUSTODIAN

The custodian of your Heritage IRA is State Street Bank and Trust Company, a trust company incorporated under Massachusetts banking laws.

B. AMENDMENTS

The Custodian is specifically authorized to make any amendments to the Heritage IRA necessary to comply with the applicable provisions of the Internal Revenue Code. The Custodian will inform you of any such amendments.

C. HERITAGE IRA INVESTMENTS

Your Heritage IRA may be invested in shares of the mutual funds advised by Heritage Asset Management, Inc. (the "Heritage Funds").

REINVESTMENT OF EARNINGS. All dividends and capital gains received on shares of a Heritage Fund held in your Heritage IRA which are permitted to be paid in additional shares of the Heritage Fund shall be automatically paid in additional shares of the Heritage Fund. Otherwise, any distribution of earnings received with respect to assets held in your account shall be reinvested solely at your direction in shares of another Heritage Fund.

GROWTH IN VALUE. The growth in value of your Heritage IRA will depend on the investment decisions made by you and is neither guaranteed nor projected.

D. HERITAGE IRA MINIMUMS

MINIMUM CONTRIBUTIONS. Under the Heritage IRA, the minimum initial contribution is generally $1,000 for each Heritage Fund account established for your IRA.

E. CUSTODIAL FEE AND OTHER EXPENSES

There is an annual custodial fee of $10 for each Heritage IRA that is open at any time during the calendar year. You may pay this fee annually by separate check, provided that payment for any calendar year must be received by the Custodian no later than December 31 of that year (if received later, the payment will be applied to the next year's custodial fee). If you do not choose to pay your annual custodial fee by separate check, the Custodian will redeem sufficient shares from your account of each year to pay the fee for the preceding calendar year.

HERITAGE FUND INFORMATION. For complete information about the advisory fees and other expenses, and the method of calculating the price per share for each Heritage Fund you may select for your Heritage IRA, you should read the Fund's prospectus.

F. CUSTODIAL ACCOUNT AGREEMENT--FORM 5305-A

This IRA makes use of Form 5305-A, which has been prepared by the Internal Revenue Service as a model custodial account agreement that satisfies the requirements of section 408(a) of the Internal Revenue Code. The provisions of
Article VIII of the Custodial Agreement were prepared by Heritage and the Custodian, State Street Bank and Trust Company, as an addition to the Form, as contemplated by the Form. However, neither the provisions of Article VIII nor other aspects of this IRA, except the model custodial account agreement, have been approved by the Internal Revenue Service.

HERITAGE INDIVIDUAL
RETIREMENT CUSTODIAL
ACCOUNT AGREEMENT

(UNDER SECTION 408(A) OF THE INTERNAL REVENUE CODE)

FORM 5305-A* (Revised October 1992)
------------------------------------------------------------
Department of the Treasury
Internal Revenue Service

The Depositor and the Custodian make the following agreement:

ARTICLE I

The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993, include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section
408(k).

ARTICLE II

The Depositor's interest in the balance in the custodial account is nonforfeitable.

ARTICLE III

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

ARTICLE IV

1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date. (April 1 following the calendar year end in which the Depositor reaches age 70 1/2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

(a) A single sum payment.

(b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

(c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

(d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

(e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

(a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

(b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either:

(i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death; or

(ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.

(c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

(d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with

* Introductory information and signature lines are omitted herein because they are included in the Application and Agreement governing the Account.
  A complete copy of Form 5305-A is available upon request of the Internal Revenue Service.

paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

ARTICLE V

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

ARTICLE VI

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

ARTICLE VII

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

ARTICLE VIII

The following provisions constitute Article VIII of the Individual Retirement Custodial Account Agreement for use with the Heritage Individual Retirement Account program. Article VIII deals with the Depositor's individual retirement custodial account and the appointment, obligations, and rights of State Street Bank and Trust Company as custodian of that account. Although Article VIII is a part of the agreement contained in Internal Revenue Service Form 5305-A, Article VIII was written by representatives of Heritage Asset Management, Inc. and State Street Bank and Trust Company.

1. DEFINITIONS.

For purposes of this Article VIII, the following terms, when capitalized, shall have the following meanings:

(a) "Account" shall mean the individual retirement custodial account established by the Depositor by execution of this Agreement.

(b) "Agreement" means the Individual Retirement Custodial Account agreement (on Internal Revenue Service Form 5305-A) of which this Article VIII forms a part, for use in establishing an individual retirement account in the Heritage Individual Retirement Account program.

(c) "Beneficiary" shall mean the person or persons designated in accordance with section 7 of this Article VIII to receive any amount remaining in the Account upon the death of the Depositor.

(d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

(e) "Custodian" shall mean State Street Bank and Trust Company, a trust company incorporated under the laws of Massachusetts.

(f) "Excess Contribution" shall mean (i) the excess (if any) of the Regular Contributions made to the Account for a taxable year over the amount allowable as a deduction for such contribution under section 219 of the Code for such year, plus (ii) any other amount permitted to be distributed from the Account without inclusion in gross income by virtue of the provisions of sections 408(d)(4) or 408(d)(5) of the Code.

(g) "Regular Contribution" shall mean a contribution by the Depositor to the Account, under the provisions of Article I of the Agreement, other than a Rollover Contribution or a SEP Contribution.

(h) "Rollover Contribution" shall mean a contribution to the Account of the Depositor (i) of a distribution of all or any portion of the balance to the credit of the Depositor in a qualified plan, as described in sections 402(c) or 403(a)(4) of the Code, or (ii) that is qualified as a rollover contribution from an annuity contract, another individual retirement account, an individual retirement annuity, a qualified bond purchase plan, or a U.S. retirement bond, as described, respectively, in sections 403(b)(8) and 408(d)(3) of the Code, or former sections 405(d)(3) or 409(b)(3)(C) of the Internal Revenue Code of 1954, as amended.

(i) "SEP Contribution" shall mean a contribution to the Account on behalf of the Depositor by his or her employer under a simplified employee pension arrangement described in section 408(k) of the Code.

(j) "Heritage" shall mean Heritage Asset Management, Inc., a Florida corporation, or any successor thereto.

(k) "Heritage Funds" shall mean one or more mutual funds for which Heritage serves as an investment advisor and for which Raymond James and Associates, Inc., an affiliate of Heritage, serves as principal underwriter, that are available for investment by individual retirement accounts in the Heritage Individual Retirement Account program.

2. APPOINTMENT OF CUSTODIAN.

The Depositor, by execution of this Agreement, has appointed State Street Bank and Trust Company to serve, under the terms of the Agreement, as custodian of the Account.

3. CONTRIBUTIONS.

(a) General. All contributions to the Account by or on behalf of the Depositor shall be made in cash.

(b) Regular Contributions. The Depositor shall designate, in such manner as the Custodian may prescribe, the year for which any Regular Contribution is made. The Depositor shall have, and by execution of this Agreement accepts, full and sole responsibility for assuring that each Regular Contribution made to the Account complies with the rules for, and does not exceed the limitations on, permissible contributions to individual retirement accounts under applicable provisions of the Code.

(c) Rollover Contributions. A Rollover Contribution may be made by the Depositor to the Account at any time and must be designated as such. Prior to the making of a contribution that is designated as a Rollover Contribution, the Depositor shall complete such forms as the Custodian may require describing the source of such contribution and containing such other information as the Custodian shall reasonably request. By making a contribution that is designated as a Rollover Contribution, the Depositor more specifically warrants that:

(i) the entire amount of such contribution was received by the Depositor within sixty days prior to its transfer to the Custodian (if such contribution was not paid directly to the Custodian by the administrator of the employer plan or the payor of a section 403(b) program);

(ii) the entire amount of such contribution satisfies the definition of Rollover Contribution in section 1(h) of this Agreement and all of the requirements for rollover contributions contained in applicable provisions of the Code;

(iii) any such contribution of a distribution from an employee's trust or employee annuity contains only the amount of such distribution in excess of amounts contributed to the distribution trust or annuity by the Depositor (other than accumulated deductible employee contributions, within the meaning of section 72(o)(5) of the Code, that may be the subject of a rollover contribution); and

(iv) if the contribution involves a distribution from an individual retirement account or annuity, the Depositor did not receive, within 12 months prior to the date of receipt of such distribution, another distribution of the same funds from such an account or annuity, or of other funds from the distributor account or annuity, that the Depositor transferred to an individual retirement account as a "rollover contribution."

The Depositor shall have, and by execution of this Agreement accepts, full and sole responsibility for determining whether a contribution to the Account designated as a Rollover Contribution qualifies as such under this Agreement and applicable provisions of the Code.

(d) SEP Contributions. Any SEP Contribution must be designated as such, and must be accompanied by a designation of the year for which such SEP Contribution is made. Prior to the making of a contribution that is designated as a SEP Contribution, the Depositor shall complete such forms as the Custodian may require to certify that the Depositor is covered under a simplified employee pension, as described in section 408(k) of the Code, established by his or her employer and containing such other information as the Custodian shall reasonably request. The Depositor shall have, and by execution of this Agreement accepts, full and sole responsibility for determining whether a contribution to the Account designated as a SEP Contribution qualifies as such under this Agreement and applicable provisions of the Code.

(e) Excess Contributions. If the Depositor notifies the Custodian in writing that all or any portion of the amount contributed to the account constitutes an Excess Contribution, the Custodian shall, if so directed by the Depositor, distribute an amount equal to all or part of such Excess Contribution to the Depositor in accordance with the provisions of section 5(a) of this Article
VIII. If the Depositor's notice states that the distribution is intended to comply with section 408(d)(4) of the Code (concerning a return of Excess Contributions and net income attributable thereto prior to the due date for the Depositor's Federal income tax return for the taxable year for which the contribution is made), the Custodian shall include in the amount of such distribution an amount equal to the net income attributable to the Excess Contribution (or portion hereof) so distributed. The Depositor shall have the sole responsibility for determining whether any return of an Excess Contribution under this section 3(e) satisfies the requirements of sections 408(d)(4) or 408(d)(5) of the Code.

(f) Responsibility of Custodian and Heritage. Neither the Custodian nor Heritage shall have any responsibility for determining (i) whether or the extent to which any contribution by or on behalf of the Depositor to the Account is deductible for Federal income tax purposes, (ii) whether any Regular Contribution complies with the rules for, and does not exceed the limitations on, permissible contributions to Individual Retirement Accounts, (iii) whether any contribution to the Account qualifies as a Rollover Contribution or SEP Contribution, or (iv) whether any return of an Excess Contribution satisfies the requirements of Sections 408(d)(4) or 408(d)(5) of the Code.

4. INVESTMENT OF CONTRIBUTIONS.

(a) Heritage Funds. The Depositor directs the Custodian to invest all contributions to the Account in shares of one or more Heritage Funds in accordance with such specific designation as may be made by the Depositor on such forms as Heritage or the Custodian may provide for that purpose. By directing that assets of the Account be invested in a particular Heritage Fund, the Depositor will be deemed to have acknowledged receipt of the current prospectus for such Fund.

(b) Reinvestment. All dividend and capital gain distributions received with respect to shares of a Heritage Fund by the Account shall, unless payable to the Account in additional shares of such Fund, be reinvested in such shares. If no such shares are available for reinvestment, the Custodian shall so inform the Depositor and such distributions shall be invested in shares of a money market fund pending receipt of instructions from the Depositor. If any distribution from a Heritage Fund is payable in additional shares of such Fund at the election of a shareholder, the Custodian shall elect to receive such distribution in the form of additional shares of such Fund.

(c) Change in Designation of Fund. The Depositor may change his or her designation of the Heritage Fund or Heritage Funds in which the Account is to be invested by following such procedures as the Custodian shall specify from time to time.

(d) Registration and Voting of Fund Shares. All Heritage Fund shares held in the Account shall be registered in the name of the Custodian or of its nominee. The Custodian shall deliver, or cause to be delivered, to the Depositor all notices, prospectuses, financial statements, proxies, and proxy soliciting materials relating to Heritage Fund shares held in the Account. The Custodian shall not vote any such Heritage Fund shares except in accordance with the written instructions of the Depositor.

(e) Responsibility of Custodian and Heritage. In making any investment or reinvestment of assets in the Account, the Custodian shall be fully entitled to rely on the directions furnished to it by the Depositor under the terms of this Agreement and shall have no obligation to make any inquiry or investigation with respect thereto. The Depositor hereby acknowledges that neither the Custodian nor Heritage undertakes to render any investment advice whatsoever to the Depositor in connection with this Agreement.

5. DISTRIBUTIONS.

(a) Order for Distributions. Distribution of the assets of the Account shall be made only on the written order of the Depositor (or of the Depositor's Beneficiary or authorized representative, if the Depositor is deceased), or as otherwise required by the terms of this Agreement. Such order shall (i) be made by completion of such form or forms as the Custodian shall specify, (ii) shall specify the occasion for the distribution and (unless the distribution is a distribution of Excess Contributions pursuant to section 3(e) of this Article
VIII) the elected manner of distribution (as described in sections 3(a), 3(d), or 3(e) or, in the case of a Beneficiary, section 4(b)(i-ii), of Article IV of this Agreement), and (iii) shall contain any declaration required by Article V of this Agreement. Any such order once made may be altered, once distributions begin, only to the extent permitted by Article IV of this Agreement.

(b) Rules for Installment Distributions.

(i) Installments Must be Permitted Under Fund Rules. A distribution may be made in installments if and to the extent that the rules of the Heritage Fund or Heritage Funds whose shares are held in the Account permit periodic liquidation to yield the cash to pay each installment.

(ii) Form. An installment distribution must be one that is permitted to be made from an individual retirement account by Article IV of this Agreement and by applicable provisions of section 408(a)(6) of the Code and the regulations promulgated thereunder or with respect thereto.

(iii) Life Expectancies. The life expectancies referred to in this Agreement shall be determined pursuant to, and by using such actuarial tables as may be adopted to comply with, section 408(a)(6) of the Code and the regulations promulgated thereunder or with respect thereto. Under proposed Treasury Regulation section 1.401(a)(9)-1, Q & A E3 and E4, those tables are Tables V and VI found in Treasury Regulation section 1.72-9.

(iv) Incidental Benefit Requirement. An installment distribution under this Agreement must satisfy any applicable incidental benefit requirement imposed by section 408(a)(6) of the Code and the regulations promulgated thereunder or with respect thereto. The tables necessary for measuring compliance with the incidental benefit requirement, are found in Q & A 4 through 6 of proposed Treasury Regulation section 1.401(a)(9)-2.

(c) Treatment of Payments to Children. For purposes of Article IV of this Agreement, any amounts paid from the Account to the child of the Depositor shall be treated as if such amounts had been paid to the surviving spouse of the Depositor if such amounts shall become payable to such surviving spouse when such child reaches the age of majority.

(d) Responsibility of Depositor and Custodian. The Custodian shall have no responsibility to make any distribution until an order that meets the requirements of this section is received. It is the sole responsibility of the Depositor or, in the case of distributions following the death of the Depositor, of any Beneficiary entitled to receive such distributions, (i) to notify the Custodian of such individual's age and the timing and manner of such distributions in sufficient time to permit the commencement of distributions from the Account, (A) in the case of the Depositor, prior to the April 1 next following the year in which the Depositor attains age 70 1/2, or (B) in the case of such Beneficiary, at the time required by section 4 of Article IV of this Agreement, and (ii) to order a distribution in a sufficient amount to satisfy the applicable provisions of Article IV of this Agreement and the minimum distribution rules contained in such Article IV and in section 408(a)(6) of the Code and any regulations promulgated thereunder or with respect thereto. The Custodian shall have no liability for failing to commence distributions in any year in the absence of receipt of such notice of the Depositor's age and a fully completed order for such distributions that is in full compliance with the requirements of Articles IV, V, and VIII of this Agreement, provided that (i) if notice of the age of the Depositor and an order for commencement of distributions is received without any indication of the manner of such distribution, such distribution shall be made in a single lump sum, and (ii) if the Custodian has received notice of the death of the Depositor, prior to the commencement of distributions from the Account, and no election of a manner of distribution is made by the applicable Beneficiary, the Custodian shall make distributions in accordance with the provisions of section 4(b)(ii) of Article IV of this Agreement.

(e) Taxes on Distributions and Excess Contributions. The Custodian shall have no responsibility for the income or other tax consequences, to the Depositor or any Beneficiary, of any contribution to or distribution from the Account, provided that the Custodian shall withhold and pay over to the Internal Revenue Service or any state tax authority any amount required to be so withheld from any distribution by the Code or other applicable law. In the absence of instructions, the Custodian shall have no obligation to withhold any taxes from distributions made from the Account, except to the extent the Custodian is required to withhold such taxes by applicable law.

6. TRANSFERS.

(a) Transfers to Account. Assets held on behalf of the Depositor in another individual retirement account may be transferred by the trustee or custodian thereof directly to the Custodian, in a form or manner acceptable to the Custodian, to be held in the Account on behalf of the Depositor under this Agreement. In accepting any such direct transfer of assets, the Custodian assumes no responsibility for the tax consequences of the transfer, and responsibility for any such tax consequences rests solely with the Depositor.

(b) Transfers from Account. If so directed by the Depositor in a manner acceptable to the Custodian, the Custodian shall, subject to the provisions of section 8 of this Article VIII, transfer assets held in the Account directly to the trustee or custodian of another individual retirement account established on behalf of the Depositor. In making any such direct transfer of assets, the Custodian assumes no responsibility for the tax consequences of the transfer, and responsibility for any such tax consequences rests solely with the Depositor.

(c) Transfers Incident to Divorce. All or any portion of the Depositor's interest in the Account may be transferred to a spouse or former spouse under a divorce or separation instrument as provided in section 408(d)(6) of the Code, in which event the transferred portion of the Account shall be held as a separate individual retirement account for the benefit of such spouse in accordance with the terms and conditions of this Agreement.

7. BENEFICIARIES.

(a) Designation. The Depositor may designate a person or persons to receive any amount remaining in the Account at the time of the Depositor's death. The person or persons so designated shall be the Depositor's Beneficiaries while such designation is effective. If no designation is made or is in effect at the time of the Depositor's death, the Depositor's Beneficiary shall be his or her estate.

(b) Change in Designation. Any change in the designation of a Beneficiary or designation of an additional Beneficiary subsequent to the date of this Agreement shall be made on such form as the Custodian or Heritage shall provide. To be effective, the designation of Beneficiary form must be signed by the Depositor and filed with the Custodian or Heritage during the Depositor's lifetime. The effective designation form last received from a person by the Custodian or Heritage before a distribution is to commence shall be controlling and, whether or not fully dispositive of the Account, shall revoke all forms previously filed by that person. The Custodian shall accept all forms relating to the designation of Beneficiaries only in the Commonwealth of Massachusetts, and Heritage shall accept all forms relating to the designation of beneficiaries only in the State of Florida, and such forms, once effective, shall be considered a part of this Agreement.

(c) Status of Beneficiaries, Designations by Beneficiaries. When, but only when, distribution of an Account or an interest therein to a Beneficiary commences, all rights and obligations assigned to the Depositor under the Agreement shall inure to and be enjoyed or exercised, as the case may be, by such Beneficiary to the extent of such Beneficiary's interest in the Account. The term "Depositor" shall include, for purposes of the rules of this Agreement relating to the designation of Beneficiaries, and the investment and maintenance of the Account, the person or persons who begin to receive a portion of the Account pursuant to a prior designation (by the Depositor or a prior Beneficiary), but designations by such a person or persons shall relate solely to the balance of such person's interest remaining in the Account as of the date a distribution pursuant to a designation by such person is to commence.

8. TERMINATION OF ACCOUNT.

(a) Final Distribution. This Agreement shall terminate upon the complete distribution of the Account to the Depositor or his Beneficiaries or the complete transfer of the Account to such successor individual retirement accounts or annuities as the Depositor shall designate.

(b) Effect of Termination. Upon termination of the Account, the Custodian shall be relieved from all further liability with respect to this

Agreement, the Account, and all assets thereof so distributed. Neither Heritage nor the Custodian shall be liable for, or in any way responsible with respect to, any penalty or any other loss incurred by any person with respect to a distribution or transfer made hereunder.

9. MAINTENANCE OF RECORDS; REPORTS BY CUSTODIAN; PROVISION OF INFORMATION TO CUSTODIAN.

(a) Records, Annual Reports. The Custodian shall keep adequate records of the transaction and status of the Account and the performance of the Custodian's obligations under this Agreement. The Custodian shall render an annual report to the Depositor (or, following the Depositor's death, each Beneficiary) on or before January 31 of each calendar year, showing the fair market value of the Account as determined as of December 31 of the immediately preceding calendar year. The Custodian shall also render another report to the Depositor (or, following the Depositor's death, each Beneficiary) on or before May 31 of each calendar year, containing such information with respect to the immediately preceding calendar year as is required to be furnished on Internal Revenue Service Form 5498 (Individual Retirement Arrangement Information) or its equivalent (if the Form 5498 contains any information other than the fair market value of the Account on December 31 of the immediately preceding calendar year).

(b) Information Required by, and Reports to, the Internal Revenue Service. The Depositor shall provide information to the Custodian at such times and in such manner and detail as will enable the Custodian to prepare reports required by the Internal Revenue Service pursuant to section 408(i) of the Code and the regulations promulgated thereunder or to any other section of the Code relating to reporting of contributions to, operation of, or distributions from individual retirement accounts. The Custodian shall submit such reports to the Internal Revenue Service and to the Depositor, the Depositor's Beneficiary, or both, in such manner and at such times as may be required by the Code and any applicable regulations.

10. PAYMENT OF CUSTODIAN'S FEES AND TAXES AND EXPENSES OF THE ACCOUNT.

The Custodian shall be entitled to receive such reasonable fees with respect to the administration of the Account as are established by it from time to time, and to receive reimbursement for all reasonable expenses incurred by it in the performance of this Agreement. The Custodian may change its fee schedule upon thirty (30) days prior written notice to the Depositor. The custodian's fees, any taxes of any kind imposed on the assets of the Account, and all other administrative expenses incurred by the Custodian in the performance of this Agreement, including fees for legal services rendered to the Custodian, may be charged to the Account, and the Custodian shall have the right to liquidate Heritage Fund shares held in the Account to secure cash for payment of such fees, taxes, and expenses.

11. DUTIES OF CUSTODIAN; INDEMNIFICATION.

(a) Limitation of Liability of Custodian. The Custodian shall have no investment responsibility or discretion with respect to the assets of the Account. The Custodian's service hereunder shall not be construed as an endorsement of the Heritage Funds.

(b) Delegation by Custodian. The Custodian may perform any of its administrative duties through other persons designated by the Custodian from time to time, except that Heritage Fund shares must be registered as stated in sections 4(d) of this Article VIII.

(c) Indemnification. The Depositor shall always fully indemnify the Custodian and hold it harmless from any and all liability whatsoever which may arise in connection with this Agreement and the matters which it contemplates, except that which arises due to the Custodian's bad faith, gross negligence or willful misconduct.

(d) Reliance on Authenticity of Documents. The Custodian may conclusively rely upon and shall be protected in acting in good faith upon any written order from or authorized by the Depositor or any Beneficiary or upon any other document believed by it to be genuine and to have been issued in proper form and with proper authority.

12. AMENDMENT.

The Custodian and Heritage are authorized to amend the Agreement in any respect and at any time (including retroactively) to comply with the applicable provisions of the Code and the regulations thereunder. Any other amendment to the Agreement may be made by the Custodian but shall require the consent of the Depositor. For these purposes, the Depositor shall be deemed to have consented to any amendment to the Agreement unless, within thirty (30) days after having received written notice of the amendment from the Custodian, the Depositor either (i) gives the Custodian a proper written order for a lump-sum distribution of the Account, or (ii) removes the Custodian and simultaneously appoints a successor custodian as provided in section 13 of this Article VIII. The Custodian's freedom to change its fee schedules or delegate responsibilities hereunder shall not be deemed to be an amendment of this Agreement.

13. RESIGNATION OR REMOVAL OF CUSTODIAN.

(a) Resignation; Removal; Successor. The Custodian may resign at any time upon at least thirty (30) days prior notice in writing to the Depositor and may be removed by the Depositor any time upon at least thirty (30) days prior notice in writing to the Custodian. Upon such resignation or removal, the Depositor shall appoint a successor to serve as custodian under the Agreement. If within forty
(40) days after the Custodian's resignation or removal, the Depositor has not appointed a successor, the Custodian may itself appoint such a successor. Every successor custodian appointed to serve under this Agreement must be a bank, as defined in section 408(n)(1) of the Code, or such other person as qualifies to serve as Custodian under section 408(a)(2) of the Code, and must satisfy the Depositor, the Custodian, or both, upon request as to such qualification.

(b) Effect of Appointment of Successor. Upon receipt by the Custodian of written acceptance of appointment by its successor the Custodian shall transfer to such successor the assets of the Account and all necessary records (or copies thereof) pertaining thereto, after reserving such reasonable amount as it deems necessary for payment of its fees and expenses. The Custodian shall then be relieved of all further responsibility with respect to this Agreement, the Account, and the assets thereof.

14. ACCEPTANCE OF AGREEMENT.

This Agreement shall be deemed accepted by the Custodian upon the earlier of (i) the date this Agreement is executed by an authorized representative of the Custodian, and (ii) the date the Custodian accepts for investment the Depositor's initial contribution made in accordance with the terms of this Agreement and the Depositor's individual retirement account application.

15. MISCELLANEOUS.

(a) Exclusive Benefit; Nonforfeitability. The Account is established for the exclusive benefit of the Depositor and his or her Beneficiary or Beneficiaries. The interest of the Depositor in the balance of the Account shall at all times be nonforfeitable.

(b) Non-alienation. Neither the Depositor nor any Beneficiary shall have any right or power to anticipate any part of his or her interest in the

Account or to sell, assign, transfer, pledge or hypothecate any part thereof. The Account shall not be liable for the debts of the Depositor or any Beneficiary or subject to any seizure, attachment, execution or other legal process in respect thereto.

(c) Prohibited Transactions. The Depositor shall not engage in any transaction with respect to the Account which is prohibited under section 4975 of the Code and which, under section 408(e) of the Code, would cause the Account no longer to qualify as an individual retirement account.

(d) Entire Agreement. This document constitutes the entire contract between Depositor and Custodian. No representative of Heritage, nor of any broker-dealer, shall be deemed to be a representative of or acting on behalf of the Custodian nor shall any representative have any authority to make representations or to bind the Custodian beyond the terms of this document.

(e) Notices. Except where otherwise specifically required in this Agreement, any notice from the Custodian to any person provided for in this Agreement shall be effective if sent by first-class mail to such person at that person's last address on the Custodian's records.

(f) Governing Law. This Agreement is accepted by the Custodian in the Commonwealth of Massachusetts and shall be construed and administered in accordance with the law of such commonwealth, except to the extent such law is superseded by applicable Federal law. This Agreement is intended to qualify under section 408 of the Code as an individual retirement custodian account agreement and for the retirement savings deduction, if any, permitted under section 219 of the Code. If any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with such intent.

GENERAL INSTRUCTIONS

(Section references are to the Internal Revenue Code unless otherwise noted.)

PURPOSE OF FORM

Form 5305-A is a model custodial account agreement that meets the requirements of section 408(a) and has been automatically approved by the IRS. An individual retirement account (IRA) is established after the form is fully executed by both the individual (Depositor) and the Custodian and must be completed not later than the due date of the individual's income tax return for the tax year (without regard to extensions). This account must be created in the United States for the exclusive benefit of the Depositor or his/her beneficiaries.

Individuals may rely on regulations for the Tax Reform Act of 1986 to the extent specified in those regulations.

Do not file Form 5305-A with the IRS. Instead, keep it for your records.

For more information on IRAs, including the required disclosure statement you can get from your custodian, get Publication 590, Individual Retirement Arrangements (IRAs).

DEFINITIONS

"Custodian" - The custodian must be a bank or savings and loan association, as defined in section 408(n), or other person who has the approval of the IRS to act as custodian.

"Depositor" - The Depositor is the person who establishes the custodial account.

IDENTIFYING NUMBER

The depositor's social security number will serve as the identification number of his or her IRA. An employer identification number is only required for an IRA for which a return is filed to report unrelated business taxable income. An employer identification number is required for a common fund created for IRAs.

IRA FOR NON-WORKING SPOUSE

Form 5305-A may be used to establish the IRA custodial account for a non-working spouse.

Contributions to an IRA custodial account for a non-working spouse must be made to a separate IRA custodial account established by the non-working spouse.

SPECIFIC INSTRUCTIONS

Article IV - Distributions made under this Article may be made in a single sum, periodic payment, or a combination of both. The distribution option should be reviewed in the year the Depositor reaches age 70 1/2 to make sure the requirements of section 408(a)(6) have been met.

Article VIII - This Article and any that follow it may incorporate additional provisions that are agreed upon by the depositor and custodian to complete the agreement. They may include, for example: definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of custodian, custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the depositor, etc.

                     This page is intentionally left blank.

LOGO                 HERITAGE IRA APPLICATION AND AGREEMENT

The individual named below ("Depositor") hereby adopts a Heritage IRA, appointing State Street Bank and Trust Co. of Boston, MA to serve as "Custodian," to perform the administrative services required by the Individual Retirement Custodial Account Agreement, effective upon acceptance by the Custodian.

TYPE OF ACCOUNT
--------------------------------------------------------------------------------

[ ]  Individual          [ ]  Spousal*          [ ]  SEP**         [ ]  SIMPLE**

 [ ]  Rollover (letter attached)       [ ]  Transfer of Assets (letter attached)

 * A spousal IRA may be opened by a spouse without earned income. You may invest a total of $4,000 in both IRAs each year ($2,000 annual maximum for either spouse). If you and your spouse are establishing a Heritage IRA, each of you must complete a separate IRA Application and Agreement.
** Depositor should verify that his or her employer has established a Plan.

ACCOUNT INFORMATION
--------------------------------------------------------------------------------

Name
     ---------------------------------------------------------------------------

Address
        ------------------------------------------------------------------------

City                    State                       Zip
     ------------------       --------------------      ------------------------
Social Security Number                             Birthdate
                       ---------------------------           -------------------

Investment (List amount to be invested in each Fund separately)

                                                              $
------------------------------------------------------------    ----------------

                                                              $
------------------------------------------------------------    ----------------

                                                              $
------------------------------------------------------------    ----------------

Establishment Fee                                             $    5.00
                                                                ----------------
Total                                                         $
                                                                ----------------


[ ] I qualify for a reduced sales charge under the Rights of Accumulation privilege as described in the Fund's Prospectus. Below are listed all the accounts which should be considered in determining the Rights of Accumulation.

---------------------------  ---------------------------  ----------------------

APPLICANT MUST SIGN AND DATE THIS AGREEMENT ON REVERSE.


DEALER INFORMATION (COMPLETED BY INVESTMENT DEALER)
--------------------------------------------------------------------------------

We hereby authorize the Distributor, Raymond James and Associates, Inc. to act as our agent in connection with transactions under this agreement and agree to notify the Distributor of any purchases made under the Rights of Accumulation privilege. We guarantee the shareholder's signature.

----------------------------------------               --------------------------------------------
Name of Investment Dealer                              Name and No. of Registered Representative

----------------------------------------               --------------------------------------------
Name and No. of Branch Office                          Signature of Registered Representative


IRA ROLLOVER
--------------------------------------------------------------------------------
 [ ] This is a rollover from a qualified corporate pension or profit-sharing plan, Keogh plan or 403(b) tax-sheltered annuity,* or a distribution from another IRA. (*Distributions in which you actually receive proceeds from these plans may be invested in an IRA within 60 days after they are received.)

TELEPHONE EXCHANGE*
--------------------------------------------------------------------------------
 [ ] If you do not want to have Telephone Exchange privilege, please check here.

* I understand the Trust, Manager, Distributor and their Trustees, directors, officers and employees are not responsible for any loss arising out of telephone instructions that they reasonably believe are authentic, provided they follow reasonable procedures as described in the Prospectus and SAI.

BENEFICIARY INSTRUCTIONS
--------------------------------------------------------------------------------
I name the beneficiary(ies) below according to the provisions of my Individual Retirement Custodial Account Agreement. I direct that all benefits to which I may be entitled shall be paid as follows upon my death:

                            Primary Beneficiary(ies)

------------------------------------------------------------------------------------------------------------------------
          Name                      Address           Relationship           SSN           Birthdate      Allocation %
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

                                              Contingent Beneficiary(ies)
------------------------------------------------------------------------------------------------------------------------
          Name                      Address           Relationship           SSN           Birthdate      Allocation %
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(If more than one person is listed, all persons in the group living at the time of Depositor's death will share equally, unless otherwise provided.)

CONSENT OF SPOUSE (APPLICABLE IN COMMUNITY PROPERTY STATES WHEN SPOUSE IS NOT SOLE PRIMARY BENEFICIARY): I consent to the above beneficiary designation. By signing this consent, I intend to change the portion (if any) of this Individual Retirement Account which is community property into the separate property of my spouse.

Signature                              Date
         -----------------------------      ------------------------------------
                                                 PLACE SIGNATURE GUARANTEE HERE.

IRA AGREEMENT AND CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
--------------------------------------------------------------------------------

By execution of this Application and Agreement, I adopt and accept the Individual Retirement Custodial Account Agreement (IRS Form 5305-A) for use in connection with the Heritage IRA Program. The executed Custodial Account Agreement establishes an Individual Retirement Custodial Account, of which State Street Bank and Trust Company is appointed Custodian. I have received and read the text of Form 5305-A, in which I am directing an investment and the accompanying IRA disclosure statement. I have also read and received a current prospectus for each Fund in which I am directing an investment and a description of any option selected, and I agree that an annual maintenance fee of $10.00 will be deducted from each IRA plan in February of each year for the prior calendar year unless I have paid such fee by December 31 of the prior year.

Heritage may be required to withhold Federal income tax of 31% from all dividends, capital gains and liquidations if I have not certified my Taxpayer ID Number, and unless I certify that I am not subject to backup withholding. I will strike out clause (2) below if the IRS has notified me that I am subject to backup withholding and the IRS has not since notified me that backup withholding has ended. Under penalties of perjury, I certify (1) that my Taxpayer ID Number under Account Information is correct, and (2) that I am not subject to backup withholding because (a) I have not been notified that I am subject to backup withholding as a result of failure to report all interest or dividends, or (b) the IRS has notified me that I am no longer subject to backup withholding.

Signature of Depositor                               Date
                      ------------------------------      ---------------------
Signature of Custodian                               Date
                       -----------------------------      ---------------------
(Custodian's signature is not intended to certify Depositor's Taxpayer ID
Number)

MAILING INSTRUCTIONS
--------------------------------------------------------------------------------
Mail Agreement and check(s) made payable to State Street Bank and Trust Co.
to:                                               Heritage Asset Management,Inc.
                                                                    PO Box 33022
                                                        St. Petersburg, FL 33733

LOGO                 HERITAGE IRA APPLICATION AND AGREEMENT

The individual named below ("Depositor") hereby adopts a Heritage IRA, appointing State Street Bank and Trust Co. of Boston, MA to serve as "Custodian," to perform the administrative services required by the Individual Retirement Custodial Account Agreement, effective upon acceptance by the Custodian.

TYPE OF ACCOUNT
--------------------------------------------------------------------------------

[ ]  Individual          [ ]  Spousal*          [ ]  SEP**         [ ]  SIMPLE**

 [ ]  Rollover (letter attached)       [ ]  Transfer of Assets (letter attached)

 * A spousal IRA may be opened by a spouse without earned income. You may invest a total of $4,000 in both IRAs each year ($2,000 annual maximum for either spouse). If you and your spouse are establishing a Heritage IRA, each of you must complete a separate IRA Application and Agreement.
** Depositor should verify that his or her employer has established a Plan.

ACCOUNT INFORMATION
--------------------------------------------------------------------------------

Name
     ---------------------------------------------------------------------------

Address
        ------------------------------------------------------------------------

City                    State                       Zip
     ------------------       --------------------      ------------------------
Social Security Number                             Birthdate
                       ---------------------------           -------------------

Investment (List amount to be invested in each Fund separately)

                                                              $
------------------------------------------------------------    ----------------

                                                              $
------------------------------------------------------------    ----------------

                                                              $
------------------------------------------------------------    ----------------

Establishment Fee                                             $    5.00
                                                                ----------------
Total                                                         $
                                                                ----------------


[ ] I qualify for a reduced sales charge under the Rights of Accumulation privilege as described in the Fund's Prospectus. Below are listed all the accounts which should be considered in determining the Rights of Accumulation.

---------------------------  ---------------------------  ----------------------

APPLICANT MUST SIGN AND DATE THIS AGREEMENT ON REVERSE.


DEALER INFORMATION (COMPLETED BY INVESTMENT DEALER)
--------------------------------------------------------------------------------

We hereby authorize the Distributor, Raymond James and Associates, Inc. to act as our agent in connection with transactions under this agreement and agree to notify the Distributor of any purchases made under the Rights of Accumulation privilege. We guarantee the shareholder's signature.

----------------------------------------               --------------------------------------------
Name of Investment Dealer                              Name and No. of Registered Representative

----------------------------------------               --------------------------------------------
Name and No. of Branch Office                          Signature of Registered Representative


IRA ROLLOVER
--------------------------------------------------------------------------------
 [ ] This is a rollover from a qualified corporate pension or profit-sharing plan, Keogh plan or 403(b) tax-sheltered annuity,* or a distribution from another IRA. (*Distributions in which you actually receive proceeds from these plans may be invested in an IRA within 60 days after they are received.)

TELEPHONE EXCHANGE*
--------------------------------------------------------------------------------
 [ ] If you do not want to have Telephone Exchange privilege, please check here.

* I understand the Trust, Manager, Distributor and their Trustees, directors, officers and employees are not responsible for any loss arising out of telephone instructions that they reasonably believe are authentic, provided they follow reasonable procedures as described in the Prospectus and SAI.

BENEFICIARY INSTRUCTIONS
--------------------------------------------------------------------------------
I name the beneficiary(ies) below according to the provisions of my Individual Retirement Custodial Account Agreement. I direct that all benefits to which I may be entitled shall be paid as follows upon my death:

                            Primary Beneficiary(ies)

------------------------------------------------------------------------------------------------------------------------
          Name                      Address           Relationship           SSN           Birthdate      Allocation %
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

                                              Contingent Beneficiary(ies)
------------------------------------------------------------------------------------------------------------------------
          Name                      Address           Relationship           SSN           Birthdate      Allocation %
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(If more than one person is listed, all persons in the group living at the time of Depositor's death will share equally, unless otherwise provided.)

CONSENT OF SPOUSE (APPLICABLE IN COMMUNITY PROPERTY STATES WHEN SPOUSE IS NOT SOLE PRIMARY BENEFICIARY): I consent to the above beneficiary designation. By signing this consent, I intend to change the portion (if any) of this Individual Retirement Account which is community property into the separate property of my spouse.

Signature                              Date
         -----------------------------      ------------------------------------
                                                 PLACE SIGNATURE GUARANTEE HERE.

IRA AGREEMENT AND CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
--------------------------------------------------------------------------------

By execution of this Application and Agreement, I adopt and accept the Individual Retirement Custodial Account Agreement (IRS Form 5305-A) for use in connection with the Heritage IRA Program. The executed Custodial Account Agreement establishes an Individual Retirement Custodial Account, of which State Street Bank and Trust Company is appointed Custodian. I have received and read the text of Form 5305-A, in which I am directing an investment and the accompanying IRA disclosure statement. I have also read and received a current prospectus for each Fund in which I am directing an investment and a description of any option selected, and I agree that an annual maintenance fee of $10.00 will be deducted from each IRA plan in February of each year for the prior calendar year unless I have paid such fee by December 31 of the prior year.

Heritage may be required to withhold Federal income tax of 31% from all dividends, capital gains and liquidations if I have not certified my Taxpayer ID Number, and unless I certify that I am not subject to backup withholding. I will strike out clause (2) below if the IRS has notified me that I am subject to backup withholding and the IRS has not since notified me that backup withholding has ended. Under penalties of perjury, I certify (1) that my Taxpayer ID Number under Account Information is correct, and (2) that I am not subject to backup withholding because (a) I have not been notified that I am subject to backup withholding as a result of failure to report all interest or dividends, or (b) the IRS has notified me that I am no longer subject to backup withholding.

Signature of Depositor                               Date
                      ------------------------------      ---------------------
Signature of Custodian                               Date
                       -----------------------------      ---------------------
(Custodian's signature is not intended to certify Depositor's Taxpayer ID
Number)

MAILING INSTRUCTIONS
--------------------------------------------------------------------------------
Mail Agreement and check(s) made payable to State Street Bank and Trust Co.
to:                                               Heritage Asset Management,Inc.
                                                                    PO Box 33022
                                                        St. Petersburg, FL 33733

                          HERITAGE FAMILY OF FUNDS(TM)

                    REQUEST FOR TRANSFER OR DIRECT ROLLOVER

1. GENERAL INFORMATION:

------------------------------------------------------------  ---------------------------------------------
Name of Current Custodian                                     Name of Account Holder

------------------------------------------------------------  ---------------------------------------------
Address of Current Custodian                                  Social Security Number

------------------------------------------------------------  ---------------------------------------------
City                              State               Zip     Daytime Phone Number

------------------------------------------------------------
Current Fund and Account Number

[ ] TRANSFER REQUEST: (CHECK HERE IF TRANSFERRING FROM AN IRA)

    I authorize and direct you, the above current Custodian/Trustee of my IRA, to send as a transfer to State Street Bank and Trust Company as successor fiduciary the assets indicated in section 2 below.

[ ] DIRECT ROLLOVER REQUEST: (CHECK HERE FOR DIRECT ROLLOVERS FROM A QUALIFIED
    PLAN)

    I authorize and direct you, the above Plan Administrator of my qualified plan or tax sheltered annuity, to directly rollover to State Street Bank and Trust Company as successor fiduciary the assets indicated in section 2 below.

2.  PAYMENT INFORMATION:
A.  I authorize and direct you to send my assets as follows:
    _________ 1. Immediately liquidate all assets and send the cash proceeds.
    _________ 2. Immediately liquidate and send cash proceeds in the amount of
                 __________________.
    _________ 3. Send cash proceeds of all investments at maturity.

B. I authorize you to send the proceeds indicated above to State Street Bank and Trust Company as successor fiduciary payable as follows:

                        HERITAGE ASSET MANAGEMENT, INC.
                       ATTN: RETIREMENT PLAN COORDINATOR

                            FBO ___________________
                                 P.O. BOX 33022
                            ST. PETERSBURG, FL 33733

C.  Conduit IRA. I would like to keep these funds in a separate IRA
    _________ Yes
    _________  No

3.  INSTRUCTIONS FOR TRANSFEREE CUSTODIAN:
    _________ A. I am opening a new account and have attached a Heritage
                 Individual Retirement Account Agreement.

    _________ B. Deposit the proceeds to my existing Heritage Account _______

    Fund: ___________________________________ Percentage ____________________

    Fund: ___________________________________ Percentage ____________________

    Fund: ___________________________________ Percentage ____________________


4. SIGNATURES:

I certify that I have/will establish an IRA with the State Street Bank and Trust Company Custodian/Trustee. I agree to the terms of this form. I understand that I am responsible for determining my eligibility for all transfers or direct rollovers and I agree to indemnify and to hold the Custodian/Trustee harmless against any and all situations arising from an ineligible transfer or direct rollover. I acknowledge that the Custodian/Trustee cannot provide legal advice and I agree to consult with my own tax professional for advice. I certify that I am aware of any fees or penalties that may be imposed by the present Custodian/Trustee. I have received and read the prospectus for the fund(s) in which I am making my investment. I understand that if I am 70 1/2, I must meet my Required Minimum Distribution obligation from my current account before I can transfer any assets into my State Street Bank & Trust Custodial Account.

State Street Bank and Trust Company has established an IRA plan qualified under IRC Section 408 for this individual and will accept the transfer or direct rollover of assets.

Executed this __________ day of _________________, 19________.

__________________________________________________________     __________________________________________________________
Signature of Individual                                        Place Signature Guarantee Here

Accepted by Transferee Custodian, State Street Bank and Trust Company

By: ______________________________________________________     __________________________
     Signature of Custodian/Trustee                            Date

                        QUESTIONS CONCERNING THIS FORM?
       PLEASE CALL OUR CLIENT SERVICE REPRESENTATIVES AT 1-800-421-4184.

                     This page is intentionally left blank.

                                      LOGO
                               HERITAGE FAMILY OF

                                  MUTUAL FUNDS

                             HERITAGE SERIES TRUST-
                      EAGLE INTERNATIONAL EQUITY PORTFOLIO
                              Capital appreciation
                      principally through investment in an
                 international portfolio of equity securities.

                             HERITAGE SERIES TRUST-
                              SMALL CAP STOCK FUND
                         Long-term capital appreciation
                   through the purchase of equity securities
                 of companies with small market capitalization.

                             HERITAGE SERIES TRUST-
                               GROWTH EQUITY FUND
                 Growth through long-term capital appreciation.

                      HERITAGE CAPITAL APPRECIATION TRUST
                        Long-term capital appreciation.

                             HERITAGE SERIES TRUST-
                               VALUE EQUITY FUND
                         Long-term capital appreciation
                 with a secondary objective of current income.

                          HERITAGE INCOME-GROWTH TRUST
                             Long-term total return
                 by seeking, with approximately equal emphasis,
                    current income and capital appreciation.

                             HERITAGE INCOME TRUST-
                              HIGH YIELD BOND FUND
                              High current income
                     by investing in a portfolio of lower-
                          and medium-rated high yield,
                            fixed income securities.

                             HERITAGE INCOME TRUST-
                          INTERMEDIATE GOVERNMENT FUND
                    High current income consistent with the
                            preservation of capital.

                              HERITAGE CASH TRUST-
                          MUNICIPAL MONEY MARKET FUND
                             Maximum current income
                                  exempt from
                         Federal income tax consistent
                          with stability of principal.

                              HERITAGE CASH TRUST-
                               MONEY MARKET FUND
                             Maximum current income
                  consistent with the stability of principal.

           For complete information, including charges and expenses,
              please ask your financial advisor for a prospectus.
               Read it carefully before you invest or send money.

                     This page is intentionally left blank.

        [Assorted black and white photos of people working and playing.]



The Heritage Individual Retirement Custodial Account Agreement and related documents are intended to comply with current provisions of the Internal Revenue Code. However Heritage Asset Management, Inc. assumes no responsibility as to the efficiency or legal sufficiency under federal, state or local law of this Agreement in a particular case.



                                     [LOGO]



                        HERITAGE ASSET MANAGEMENT, INC.
                      880 CARILLON PARKWAY, P.O. BOX 33022
                           ST. PETERSBURG, FL. 33733
                         (813) 573-8143, (800) 421-4184

                  RAYMOND JAMES & ASSOCIATES, INC. DISTRIBUTOR
                      MEMBER NEW YORK STOCK EXCHANGE/SIPC